UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2020

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SRLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 23, 2020, Sprague Resources LP, a Delaware limited partnership (the “Partnership”), entered into a letter agreement (the “Letter Agreement”) with the Partnership’s sponsor, Axel Johnson Inc. (the “Sponsor”), and Sprague Resources Holdings LLC (“Sprague Holdings”), a wholly owned subsidiary of the Sponsor and the owner of the Partnership’s general partner. The Letter Agreement provides that Sprague Holdings will receive common units, representing limited partner interests in the Partnership, in lieu of cash, in respect of the incentive distribution rights payable in connection with the distribution for the fourth quarter of 2019. A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01. The description of the Letter Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Letter Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Letter Agreement, dated January 23, 2020, among Sprague Resources LP, Sprague Resources Holdings LLC and Axel Johnson Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ David C. Long
David C. Long
Chief Financial Officer

Dated: January 24, 2020